SCHEDULE 13D
CUSIP No. 00753T 10 5	Page 1 of 1 Page

Exhibit 1

Joint Filing Agreement

                 The undersigned parties hereby agree to the joint filing of the Schedule 13D filed herewith and any amendments filed thereto, relating to the Common Stock, $0.001 par value per share of Advanced Marketing Services, Inc. with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each party.

Date:	January 30, 2006

Robotti & Company, Incorporated

	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti

	Robert E. Robotti		Name: Robert E. Robotti
Title: President and Treasurer

Robotti & Company, LLC		Robotti & Company Advisors, LLC

By:	/s/ Robert E. Robotti	By:	/s/ Robert E. Robotti

	Name: Robert E. Robotti		Name: Robert E. Robotti
	Title: President and Treasurer		Title: President and Treasurer

	/s/ Suzanne Robotti	By:	/s/ Kenneth R. Wasiak

	Suzanne Robotti		Kenneth R. Wasiak

Ravenswood Management Company, L.L.C.		The Ravenswood Investment Company, L.P.

By:	/s/ Robert E. Robotti	By:	Ravenswood Management Company, L.L.C.

	Name: Robert E. Robotti		Its General Partner
Title: Managing Member

		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member